UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 11, 2016

Magicstem Group Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-36128	46-1504799
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Room 803, 8th Floor, Lippo Sun Plaza 28, Canton Road, Tsim Sha Tsui, Hong Kong
(Address of principal executive offices)

+ 852 2871 8000
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to maintain or increase our market share in the competitive markets in which we do business;
•	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
•	our dependence on the growth in demand for the end applications that are powered by our products;
•	our ability to diversify our product offerings and capture new market opportunities;
•	our ability to source our needs for skilled labor, machinery and raw materials economically;
•	the loss of key members of our senior management; and
•	uncertainties with respect to the PRC legal and regulatory environment.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	"APAC" refers to the Asia Pacific Region;
•	the “Company,” “we,” “us,” and “our” refer to the combined business of Magicstem Group Corp., a Nevada corporation (formerly, Cold Cam Inc.), and its wholly owned subsidiary, Info-Nice Limited, or “Info-Nice,” a Hong Kong company;
•	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;
•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People's Republic of China;
•	“Info-Nice” refers to Info-Nice Limited, a Hong Kong company;
•	“PRC,” “China,” and “Chinese,” refer to the People's Republic of China;
•	“Renminbi” and “RMB” refer to the legal currency of China;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

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ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition

On September 20, 2016, we entered into a share exchange agreement, or the Share Exchange Agreement, with Info-Nice Limited, a Hong Kong company (“Info-Nice”), and its sole shareholder, Mr. Fong-Sze Hung, pursuant to which we acquired 100% of the issued and outstanding capital stock of Info-Nice Limited, in exchange for 5,664,200 shares of our common stock, par value $0.001, which constituted 36% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 11, 2016, we closed the Share Exchange Agreement pursuant to which we acquired 100% of the issued and outstanding capital stock of Info-Nice Limited in exchange for 5,664,200 shares of our common stock, par value $0.001, which constituted 36% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

A copy of the Share Exchange Agreement is incorporated by reference at Exhibit 10.1 to this Current Report on Form 8-K.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on October 11, 2016, we acquired Info-Nice Limited in an acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Info-Nice Limited., except that information relating to periods prior to the date of the acquisition only relate to Magicstem Group Corp. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Our company was incorporated in the State of Nevada on October 25, 2012 under the name Cold Cam, Inc. and originally intended to develop a camera system to be placed on the inside of refrigerator doors.

On January 31, 2015, Yonekatsu Kato, formerly our company's sole officer and director, entered into a stock purchase agreement, pursuant to which he sold all of his 10,000,000 shares of our company's common stock (98% of our company's total outstanding common shares) to Magicstem Development Limited, a Seychelles corporation ("Magicstem Development") ultimately owned by Chi Man Ng, in a private transaction, for an aggregate purchase price of $50,000. Magicstem Development then owned 98% of our company's issued and outstanding shares of common stock at that time. The closing of the share purchase agreement created a change of control of our company. As a result of the change of control, and the change in our management, our company intended to investigate additional opportunities in an effort to enhance shareholder value. Those efforts were initially anticipated to focus on the development of stem cell cryo-preserved banking in Asia, with the expectation that primary customers would come from China.

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On January 31, 2015, our board of directors accepted the resignation of Yonekatsu Kato as our president, chief executive officer, chief financial officer, treasurer, secretary and director. The resignation of Yonekatsu Kato was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

On January 31, 2015, we appointed Chi Man Ng as president, chief executive officer and director; Ka Sing Edmund Yeung as chief financial officer, treasurer, secretary and director; and Guosheng Hu as chief technology officer and director of our company. Furthermore, on July 21, 2015, our company appointed Chun-hen Lin as a director and Chun-heng Lin as Group Senior Manager of our company. On April 1, 2016 Ms. Kit U Tang replaced Chun-heng Lin and become Group Senior Manager of our company.

On April 1, 2015, our company's board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Magicstem Group Corp., a Nevada corporation, to effect a name change from Cold Cam, Inc. to Magicstem Group Corp. Our company remained as the surviving company. The name change was approved by the Financial Industry Regulatory Authority (FINRA) for filing with an effective date of May 4, 2015 and became effective with the OTC Markets at the opening of trading on May 4, 2015 under the symbol "MGGI".

Our company investigated additional opportunities in an effort to enhance shareholder value. Those efforts were initially anticipated to focus on the development of stem cell cryo-preserved banking in Asia, with the expectation that primary customers would come from China. We had been attempting to structure a business model with a stem cell cryo-preserved banking facilities in China, and establishing sales network throughout Asia.

Overview

As of the closing date of the Share Exchange Agreement on October 11, 2016 we decided it is in the best interest of the company to replace the prior business of refrigerator doors camera development with a distribution and agency business of mesenchymal stem cells cryopreservation services and stem cell banking facilities that is located in Shanghai City, PRC, and as a result have concluded the acquisition of Info-Nice.

We plan to solicit customers from APAC Region who are willing to cyro-preserve, on a long-term basis, their own mesenchymal stem cells that could be harvested from one of the following 6 types of the customer’s human body tissue:

•	umbilical cord matrix;
•	placenta;
•	dental pulp;
•	menstrual blood;
•	adipose tissue; and
•	amnion tissue.

Stem cells are unspecialized cells in human body that are characteristically of the same family type. They retain the ability to divide throughout life and give rise to cells that can become highly specialized and take the place of cells in human body that die or are lost, a unique property known as plasticity. Stem cells contribute to human body's ability to renew and repair its tissues. Unlike mature cells, which are permanently committed to their fate, stem cells can both renew themselves and create new cells of whatever tissue they belong to (and other tissues).

According to National Institute of Health of the United States, there are 2 types of adult stem cells in the human body:

•	Mesenchymal stem cells (MSCs). Mesenchymal stem cells are found in the bone marrow of adults, among other non-bone marrow sources including but not limited to dental pulp, human amnion, adipose tissue and menstrual blood. They are multipotent stromal cells that can differentiate into a variety of cell types, including bone cells, cartilage cells, muscle cells and fat cells.
•	Haematopoietic stem cells (HSCs). Haematopoietic stem cells are found in the bone marrow of adults, human blood from an infant’s placenta and umbilical cord, and mobilized peripheral blood. They are the early precursor cells capable of differentiating into blood cells and immune system cells in the body, namely red blood cells, B lymphocytes, T lymphocytes, natural killer cells, neutrophils, basophils, eosinophils, monocytes, and macrophages.

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Cryopreservation and banking of mesenchymal stem cells from human body tissue allows pooling of these adult stem cells via long-term storage to maintain the aforesaid functional properties of such cells, and capture the opportunities made available by evolving medical treatments and technologies such as stem cell transplants, cell-based therapies on certain diseases in the future.

Distribution Agreements

The mesenchymal stem cells cryopreservation services and cell banking facilities that Info-Nice Limited distributes is operating under the brand name “Asia Stem Cell Bank” and is physically located in Shanghai International Medical Zone, Shanghai City, PRC. Asia Stem Cell Bank is jointly operated by Shanghai Kun Ai Biotechnology Co., Ltd., (“Kun Ai”) a PRC incorporated company, and Asia Stem Cell BK. Limited, a Hong Kong incorporated company.

On December 19, 2015, Info-Nice entered into an agreement with Kun Ai and Guangzhou Bai Ming Biotech Limited, a PRC incorporated company ("Bai Ming"), pursuant to which Info-Nice and Bai Ming were both appointed as non-exclusive distributors to sell, market and distribute Asia Stem Cell Bank service packages (“Said Agreement”) until October 21, 2019. The Said Agreement did not specify territories of distribution, and called for a separate consent between Info-Nice and Bai Ming with respect to the pricing structure of stem cell storage packages, payment method, and mode of distribution.

On January 1, 2016 Info-Nice Limited subsequently entered into an agreement with Bai Ming, pursuant to which: (a) on the basis of the Said Agreement, Info-Nice identified its distribution right to cover APAC region including but not limited to China, Japan, Thailand, Malaysia and South Korea during the period January 1, 2016 to December 31, 2018, and such term shall subject to auto-renewal unless otherwise agreed by both parties; and (b) Bai Ming shall be responsible for harvesting stem cells from the customers and the logistic fulfillment and delivery of cryo-preserved mesenchymal stem cells to the premises of Kun Ai in Shanghai.

Bai Ming is wholly-owned by Mr. Guosheng Hu, chief technology officer and director of our company. The business relationship between Bai Ming and Kun Ai dated back to October 22, 2014 when Mr. Hu and Ms. Chi Man Ng, the president, chief executive officer and director of our company intended to establish distribution business of Asia Stem Cell Bank by entering into a distribution agreement between Kun Ai and Bai Ming, on 5 years term expiring on October 21, 2019, pursuant to which Bai Ming was authorized to distribute Asia Stem Cell Bank, subject to the condition that Bai Ming shall make available a pre-payment in the amount of RMB 500,000 (or approximately USD 79,400) and payable to Kun Ai. Furthermore, Bai Ming is obliged to provide to Kun Ai another RMB 500,000 (or approximately USD 79,400) as refundable guarantee. On Nov 4, 2014 the distribution right under this agreement was temporarily outsourced and assigned to Magicstem Enterprises Hong Kong Limited, a Hong Kong company wholly owned by Ms. Ng. Owing to limited financial resources, Magicstem Enterprise was not successful in implementing its distribution network, and it eventually abandoned the business before contract expiry.

Markets

Overview of "APAC" and China Economy

APAC has remained to be the engine of the global economy to meet the challenges of a still weak global recovery and slow global trade. According to World Bank’s statistics, the GDP of East Asia and Pacific was USD 21,281,190 million, representing approximately 29% of the world’s GDP in 2015. Growth in the Asia-Pacific economies is expected to decelerate slightly to about 5.3% during year 2016–17, according to the latest Regional Economic Outlook for Asia and Pacific, published on May 3, 2016, which is the result of sluggish global recovery and slowing global trade. Among East Asia and Pacific region, China remains to be the leading country in terms of GDP and contributed USD 10,866,444 million or 14.80% to the world’s economy in 2015.

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The following table sets forth certain data relating to GDP of various economic regions for the calendar year 2015:

Table 1: Gross Domestic Product 2015 – Ranking by Economic Regions

World	73,433,644

East Asia & Pacific	21,281,190
Europe & Central Asia	19,985,557
Latin America & Caribbean	5,148,022
Middle East & North Africa	3,113,598
North America	19,503,407
South Asia	2,666,094
Sub-Saharan Africa	1,572,873

Source: World Development Indicators, The World Bank

Table 2: Gross Domestic Product 2015 – Ranking by Selected APAC Countries

		(millions of
Ranking	Economy	US dollars)

1	United States	17,946,996
2	China	10,866,444
3	Japan	4,123,258
11	Korea, Rep.	1,377,873
12	Australia	1,339,539
16	Indonesia	861,934
27	Thailand	395,282
34	Hong Kong SAR, China	309,929
35	Malaysia	296,218
38	Singapore	292,739

Source: World Development Indicators, The World Bank

Overview of Stem Cells Industry in APAC and China

APAC is expected to be the fastest growing market of cord stem cell banking. According to a 2016 report provided by Data Bridge Market Research, global cord stem cell banking market has accounted value of USD 1.5 billion in 2015 and is expected to reach USD 6.3 billion by 2022, growing at a CAGR of 22.4% in the forecast period 2016 to 2022. In 2016, an estimated 940.3 thousand cord cells and tissues were banked globally, which is expected to grow at a CAGR of 14.7% in the forecast period 2016 to 2022 reaching 2,141.1 thousand by 2022. Based on product type, mesenchymal stem cell banking is ranked next to cord blood banking, the latter of which is having 63.7% market share in terms of value.

The report further anticipated that APAC is expected to be the fastest growing market in the forecasted years owing to this population size, China alone can have a significant impact on the stem cell banking market. Based on geography the global cord stem cell banking market is segmented into 5 geographical regions, namely North America, Europe, Asia-Pacific, South America and rest of the world. The geographical regions are further segmented into 24 major countries such as U.S. Canada, Mexico, Germany, France, U.K., Belgium, Switzerland, Belgium, Turkey, Japan, China, Singapore, Brazil, India, Russia, South Africa and many others. North America is expected to dominate the global market with 43.7% market share in 2016.

Cord stem cell banking is one of the segments among China’s highly diversified and fragmented stem cells industry, which also includes other segments like stem cells expansion and sub-culture, stem cell acquisition, and stem cell production. According to Stem Cell Research Market to 2017 published by GBI Research, the sales of stem cell industry in China will maintain at a CAGR of 170% between 2012 and 2017, reaching RMB 30 billion (or $4.88 billion) in 2017.

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Mesenchymal stem cells banking industry in China

Our management believe Info-Nice’s distribution business of Asia Stem Cell Bank services shall largely come from customers in China. Compared to the industrial statistics that 8 to 10 in every hundred delivering US families opt to reserve their stem cells, only Beijing City of China comes close with a proportion of 14%, while on average the current number of Chinese families that have chosen to preserve is 0.7%. The management believes mesenchymal stem cells banking is a new and emerging market.

At the moment mesenchymal stem cells cryopreservation and banking services as an industry itself is unregulated in China, except it is only regulated from the perspective of Company Law of China. With respect to industry specific laws and regulations, most of them are confined on banking of haematopoietic stem cells harvested from umbilical cord blood of Chinese.

According to Administrative Measure of Umbilical Cord Blood Haematopoietic Stem Cell Banks, which was promulgated by Ministry of Health of People’s Republic of China (“MOH”) on May 26, 1999 and became effective on Oct 1, 1999, all the umbilical cord blood haematopoietic stem cell banks in PRC shall subject to the approval of related health administrative offices under the State Council of China. The measure further ruled out the possibility of purely commercial umbilical cord blood haematopoietic stem cell banks. All of these haematopoietic stem cell banks are allowed to provide commercial services on a subscription basis under the condition that they concurrently provide free services to store stem cells obtained by blood donation of the general public.

China’s government intended to establish umbilical cord blood haematopoietic stem cell banks in 10 provinces and major cities, namely Beijing City, Tianjin City, Shanghai City, Chongqing City, Guangdong Province, Sichuan Province, Shandong Province, Zhejiang Province, Liaoning Province and Gansu Province. Official government support, authorization, and permits would be required. Only one license will be granted to an operator in each designated province or city. As of end of year 2014, 7 provinces and cities except Chongqing City, Liaoning Province and Gansu Province have established umbilical cord blood haematopoietic stem cell blood banks. China Cord Blood Corporation has since earned permits for three of the seven Chinese provinces (holding majority share of the Chinese HSCs banking market) and is now competing as one of the fastest growing cord blood banks in the world, running in parallel to a number of private umbilical cord blood haematopoietic stem cell banks. In October 2011, the general office of MOH announced in Circular of Strengthening the Administration of Umbilical Cord Blood Haematopoietic Stem Cell that unauthorized harvest of haematopoietic stem cells from umbilical cord blood is prohibited, and called for cleaning up industrial players without license.

At the moment mesenchymal stem cells cryopreservation and banking is unregulated in China. The management believes this creates a flexible business environment for the development of our company. There can be no assurance that mesenchymal stem cells banking will be regulated in the future in the same manner as that of umbilical cord blood haematopoietic stem cell banking.

Drivers for Future Growth

Future demand for the mesenchymal stem cells banking industry in China and APAC is expected to be driven mainly by the following factors:

•	Large number of newborns. According to the estimate of United Nation and statistics of National Statistics Bureau of China, PRC had a population of 1.38 billion persons by June 30, 2016 and 16.6 million newborns as of and for the year ended December 31, 2015. In November 2013, Chinese government decided to ease its “one-child” policy, allowing more than 11 million eligible Chinese couples in the country to have two children under the condition that either parent was an only child. The large number of newborns in China provides substantial potential for mesenchymal stem cells bank operators in China to grow their subscriber base.
•	The Coming of Aging Society. After more than three decades of the one-child policy, China is now becoming a rapidly aging society. A quarter of its population will be over 60 by year 2050, which in turn could place an enormous strain on the healthcare system, as the number of people with degenerative diseases grows. China already has more people with dementia than any other country, while a new study suggests two out of every 1000,000 in the nation have Parkinson’s. Mesenchymal stem cells banking could prepare Chinese people to stave off a healthcare crisis by offering much-needed treatments for these chronic illnesses.

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•	Growth in GDP in China. According to data from Trading Economics, GDP in China being the engine of APAC economy grew by 7.15%, 6.73%, and 6.36% in 2013 and 2014, and 2015 respectively. Amidst the tightening of global financial conditions, domestic demand and internal consumption is expected to be a major driver of activity across APAC and China. As average disposable income rises, families are likely to spend an increased proportion of their disposable income on healthcare, including subscriptions for mesenchymal stem cells banking services.
•	Stem cell therapy as national strategic needs. Stem cell research and therapy in general had received a lot of emphasis at Chinese policy level. A large number of stem cell researches received government grants up to$5 million under National Hi-Tech R&D Plan (or known as Plan 863) announced in March 1986, and National Key Fundamental R&D Plan (or known as Plan 973) announced in March 1997. The National Natural Science Foundation of China has also contributed grants, boosting funding from just over RMB 100 million in 2008 to more than RMB 450 million in 2012. Stem cell researches were further regarded as the fundamental research addressing the needs of China national strategies during the thirteenth Five Year Plan covering the period from 2016 to 2020.
•	Increasing clinical application of mesenchymal stem cells. According to Nayoun Kim and Seok-Goo Cho, results of multiple clinical trials using mesenchymal stem cells on various disorders of human body has been promising, including orthopedic injuries, graft versus host disease following bone marrow transplantation, cardiovascular diseases, autoimmune diseases, and liver diseases, but also highlight the critical challenges that must be addressed in the future. More research is needed to determine the mechanisms and biological properties of MSCs to enhance their therapeutic efficacy in various diseases. As stem cell therapy continues to develop in China and elsewhere in the world, more people are likely to store their mesenchymal stem cells therapy to capture the future technological improvement.
•	Increasing public awareness of the benefits associated with cord blood banking services. Operators of mesenchymal stem cells banks in China focus their sales and marketing efforts in hospitals, prenatal clinics and wedding registries to increase the public awareness of the benefits associated with mesenchymal stem cells banking by providing potential customers education on mesenchymal stem cells banking procedure and potential benefits. Continuous customer education and expanded sales and marketing networks enable the operators to tap into a potential sizeable market with increased penetration rates and enlarged subscriber base.

Distribution Methods and Customers

The management believes that the distribution business of Info-Nice shall rely heavily on the extensive network to be developed in APAC countries, and an effective customer referral program. Leveraging on the brand awareness of Asia Stem Cell Bank in APAC, we have a marketing strategy mainly based on referrals from our existing customers, medical professionals and industry experts.

Recruitment of Sub-distributors in APAC countries

Mr. Fong Sze Hung, the director of Info-Nice Limited, has an extensive business network and connections, which we will reply upon to recruit high quality sub-distributors in APAC, which enables us to effectively identify and target our potential customers.

Competition and Market Position

Competition in the mesenchymal stem cells cryopreservation and banking industries is global in nature. Cord blood banks targeting MSCs as well as HSCs exist in every developed country, as well as within most developing nations. With approximately 500 cord blood banks operating worldwide, pursuant to an industrial report provided by bioinformant.com, from maturation of the global cord blood market means that each cord blood bank is now fighting harder for market share. In 2008, a Taiwanese company, HealthBanks Biotech Company Ltd. became the first company to offer cord tissue storage, but it was not until July 2010 that the first private U.S. cord blood bank began offering the service (Cord Blood Registry). Since then, the trend of cord tissue storage has had a significant impact on the cord blood banking industry, with a large percentage of cord blood banks worldwide offering the service.

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In China, competitors of Asia Stem Cell Bank consist of mainly the following companies, which are local and foreign-invested enterprises in China and may have financial, technical, sales, marketing and other resources greater than the mesenchymal stem cells cryopreservation and banking facilities that Info-Nice distribute:

(i)	VCANBIO Stem Cell Bank and Beike Biotechnology Co. Ltd., with respect to cryopreservation and banking of both mesenchymal stem cells and haematopoietic stem cells;
(ii)	China Cord Blood Corporation, with respect to cryopreservation and banking of haematopoietic stem cells harvested from umbilical cord blood (iii) SINOPEC Baling Company;
(iii)	Shanghai Cord Blood Bank;
(iv)	Zhongyuan Union Stem Cell Bio-engineering

Our competitive position will depend on our ability to secure a stable and long term contractual relationship between Info-Nice and Kun Ai, achieve economies of scale by developing more sub-distributors across APAC, develop and implement effective sales and marketing strategies and plans, and secure adequate capital resources. We believe that we compete primarily on the basis of quality of cell banking services in Shanghai, reliability, economies of scale, experienced and stable management and sales team and customer value. We believe that we compete favorably on the basis of these factors. However, there can be no assurance that even if we perform as expected we will be able to compete effectively with the other companies in our industry.

Research and Development

We did not incur any research and development expenses during the year ended October 31, 2015.

Government Regulations

Overview

We operate our business in China under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority including but not limited Ministry of Health and State Food and Drug Administration,

China is transitioning from a planned economy to a market economy. While the Chinese government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Chinese economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and legal restrictions on foreign participation in the domestic market of various industries, the Chinese government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the Chinese government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating revenue may be reduced by changes in China's economic and social conditions as well as by changes in the policies of the Chinese government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

China’s legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

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Regulation on mesenchymal stem cell banking

We operate our business in the absence of a defined legal context directly related to mesenchymal stem cell banking. Mesenchymal stem cell banking is an emerging industry in China. Therefore, the regulatory framework of mesenchymal stem cell banking has yet to develop as that in other countries. Current PRC laws and regulations fail to provide a clear, consistent and well-developed regulatory framework for the provision of fee-based commercial mesenchymal stem cell banking. This presents uncertainty and risks regarding fee-based commercial mesenchymal stem cell banking services in China, including our business of marketing such stem cell banking services, as described in the following paragraphs:

•	Lack of Clear Regulation. Instead of developing a clear legal framework of mesenchymal stem cell banking, in the past 16 years, the laws of PRC only regulate stem cells banking with respect to a single source of one member of the stem cell family. In May 26, 1999 MOH promulgated “Administrative Measure for Umbilical Cord Haematopoietic Stem Cells Bank (for Trial Implementation)”, which imposed regulations solely on the incorporation and business license requirement of haematopoietic stem cell banks that harvest stem cells from umbilical cord blood . In 2001, China further adopted the “Trial Umbilical Cord Haematopoietic Stem Cells Establishment Guidelines” as a means to implement the aforesaid 1999 Administrative Measure. In 2002, China adopted the “Provisional Umbilical Cord Haematopoietic Stem Cells Banks Technical Guideline”, which regulates the way and activities of processing and storing of umbilical cord blood. The MOH later refined the harvest method of haematopoietic stem cell in “Notice Relating to Enhanced Management of Umbilical Cord Haematopoietic Stem Cell Harvest which was announced and became immediately effective on October 24, 2011. None of the above laws and regulations are directly related to mesenchymal stem cell banking. Furthermore, the stem cell banking service we market does not harvest from umbilical cord blood, therefore our operation is not regulated by the current legal framework on umbilical cord blood haematopoietic stem cell banking. There could be no assurance that the mesenchymal stem cell banking services would be regulated in the same manner of haematopoietic stem cells banking services.
•	Undefined Service For-Profit. In the current legal framework of stem cell banking, MOH declined the incorporation of fee-based commercial umbilical cord haematopoietic stem cell banks that do not concurrently perform a public blood bank role in accordance with “Administrative Measures of Blood Banks”, which was promulgated on November 17, 2005 and became effective on March 1, 2006. The Measure, however, did not define or interpret the term “non-profit”, “for-profit”, or “for the purpose of making a profit”. Our operations do not involve umbilical cord haematopoietic stem cell bank, therefore the current laws do not regulate our business with respect to the fee-based commercial practice. There could be no assurance that the mesenchymal stem cell banking services that we market would be regulated in the same manner of haematopoietic stem cells banking services. If PRC government orders mesenchymal stem cells banking operators in China to cease their fee-based commercial operations in the near future, we will not be able to market the stem cell banking services, and in turn our results of operations and liquidity would be materially adversely affected.
•	Absence of Price Control. Currently there are no price controls on the entire stem cell banking industry in China. Therefore, Chinese operators have the flexibility to set their prices for stem cell banking services they provide. However, such price-setting flexibility will be reduced, if, as part of the implementation of medical and healthcare reforms in China, the PRC government decides to introduce price controls into the stem cell banking industry. If the PRC government were to introduce price controls or otherwise impose a price cap on stem cell services in the near future, we will not be able to continue to set a margin on top of the stem cell banking services that we market, in which case our financial condition and results of operation may be materially adversely affected.
•	Acknowledged Business Practice. Kun Ai, which is the operator of the mesenchymal stem cell banking services that we are currently marketing, clearly stated to the competent health authorities in Shanghai, China as part of their license application that their business involves fee-based commercial stem cell banking. Furthermore, both during the application process and after the applications were approved, the competent health authorities have been conducting annual review of Kun Ai’s business and incorporation licence each year. All such evidence indicates that the MOH and its regional DOHs are aware of current business practices of a fee-based, for-profit mesenchymal stem cell banking services, conducted by a PRC incorporation. Currently there is no evidence that the applicable health authorities have any intention of prohibiting the provision of fee-based, for-profit mesenchymal stem cell banking, or any intention of revoking the licenses of Kun Ai, ordering them to terminate their business or canceling their qualifications based on the fact that they provide for-profit mesenchymal stem cell banking services. We as a marketer of for-profit mesenchymal stem cell banking services in China are not aware of any material violations of permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business.

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Other Laws and Regulations on stem cell research and clinical application

China also has promulgated a number of regulations on stem cell researches and clinical applications, namely:

•	Administrative Measure on Research Base of Stem Cell Clinical Trial (Interim Measures),
•	Guiding Principles of Quality Control of Medicine and Pre-clinical Trial on Stem Cells (Interim Measures).
•	Circular of Self-Assessment and Self Rectification of Stem Cells Research and Application promulgated by MOH and immediately became effective on Dec 16, 2011

We do not currently conduct any business in relation to stem cell research and clinical application. We expect to comply with all applicable laws, rules and regulations relating to our business.

Other National and Provincial Level Laws and Regulations in other APAC countries

We are subject to evolving laws and regulations administered by governmental authorities at the national, provincial and city levels in the APAC countries, some of which are, or may be, applicable to our business. Our collaborating partners are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

Our operation of sales and distribution of mesenchymal stem cell banking requires us to comply with regulations covering a broad array of subjects. We must comply with numerous additional state and local laws in the APAC countries that are relating to matters such as tax laws. The management believes we are currently in compliance with these laws and regulations in all material respects. We may be required to incur significant costs to comply with these laws and regulations in the future. Unanticipated changes in existing regulatory requirements or adoption of new requirements could have a material adverse effect on our business, financial condition and results of operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Intellectual Property

Currently the company does not own any intellectual property, except the domain name “magicstem.com”. The other domain name “magicstem.com.cn” is owned by Mr. Chun-heng Lin, who is the brother of our director Chun-han Lin. He was the group senior manager of our company during the period July 21, 2015 to April 1, 2016. We are currently negotiating with Mr. Chun-heng Lin for transfer back to us the ownership of the above domain name.

Employees

We currently have 4 employees including our Chief Financial Officer and Chief Executive Officer.

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Description of Property

Our company does not own any real estate or other properties. Our business office is located at Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui, Hong Kong, our telephone number is +852 2871 8000. Our office space is currently provided to us at no cost

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to our Business

We are susceptible to economic conditions in the Asia Pacific Region in general, and in particular China, where our potential customers are located.

Our customers are located in the Asia Pacific Region, and in particular China. General economic conditions in APAC and China have an impact on our business and financial results. Weak economic conditions or softness in the consumer or business demand in APAC and China could result in lower demand for our services, which would likely have an adverse impact on our sales, earnings and cash flows. Economic rebalancing policies recently adopted by the Chinese government have had a positive effect on the economic development of the country, but the government can change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability.

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

Info-Nice Limited has a limited operating history. As such, it is difficult to evaluate our future prospects and performance, and therefore we cannot ensure that we will operate profitably in the future.

We have limited funds available for operating expenses. If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital. As of October 31, 2015, our cash available was approximately $23,000. In the foreseeable future, we expect to incur significant expenses when developing our business. We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses. There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability. If we cannot obtain funds when needed, we may have to cease our operations.

We depend on attracting and retaining qualified employees, the failure of which could result in a material decline in our revenues.

We are a distributor of stem cell storage services. Our revenues and future growth depend on our ability to attract and retain qualified employees in sales and distribution. This is especially crucial to our business, as these employees will generate revenue by providing the distribution and agency services that are the staple product that we offer. We may face difficulties in recruiting and retaining sufficient numbers of qualified employees because the market may not have enough of such personnel. In addition, we compete with other companies for qualified employees. If we are unable to retain such employees, we could face a material decline in our revenue.

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We derive most of our revenue from distribution of stem cell storage facilities and services that are located in the People’s Republic of China, which makes us particularly sensitive to regulatory and economic conditions in those cities where our services are, or will be based.

For the year ended October 31, 2015, the stem cells we harvested from our customers are all stored in cryo-preserved facilities located in the PRC, accounted for most of our total revenue in terms of distributing such stem cell storage facilities and services. If such stem cell storage facilities and services are adversely affected by changes in regulatory and economic conditions within China, our revenue and profitability may decline.

Our future growth is dependent upon consumers’ willingness to preserve their own stem cells.

Our growth is highly dependent upon the APAC consumers’ willingness of, and we are subject to an elevated risk of any reduced demand for, stem cell storage. If the market for stem cell storage does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for stem cell storage is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviours.

Our competitors may have greater financial and marketing resources and we may experience a reduction in market share and revenue.

The stem cell banking industry is highly competitive, and we expect competition to intensify in the future. This competition could make it more difficult for us to distribute the stem cell storage facilities and services located in China, and result in increased pricing pressure, reduced margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business. Our current competitors have, and some of our potential competitors could have, longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we have. Given their capital resources and broad product and service offerings, many of these competitors may be able to offer reduced pricing for their services that are competitive with ours, which in turn could cause us to reduce our prices to remain competitive. Potential customers may prefer to purchase from such services suppliers rather than our service supplier regardless of product performance or features. If we are unable to compete effectively in the marketplace, our business, prospects, financial condition, and results of operations will be materially adversely affected.

Risks Related to our Operations

If we fail to establish new or maintain sub-distributor network, our revenue may decline.

Our ability to grow or maintain our existing level of business depends to a large extent on our ability to establish and maintain an effective sub-distributor network. Developing new sub-distributor network involves significant expense and, if we are unable to enter into contracts or extend our existing contracts with third party sub-distributors in existing or new markets, the network may not be profitable and our operating results could be adversely affected. In addition, there can be no assurance that, once completed, new sub-distributors will be able to generate operating profits.

We have limited experience in developing customer referral program and operating them profitably. If we are unable to execute our strategy, our growth may be restrained and our operating results could be adversely affected.

Our growth strategy includes developing customer referral program throughout APAC and China, and, to date, we have limited experience in developing such campaign. If we are unable to operate an effective customer referral sources on time and on budget, the number of customer we harvest may decline, which may adversely affect our revenue. If we fail to develop new referral relationships, our growth may be restrained.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

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Our success depends on our ability to manage growth effectively. If we do not manage growth effectively, we may not be able to maintain profitability.

Even if we are successful in obtaining new business, failure to manage our growth could adversely affect our financial condition. We may experience extended periods of very rapid growth. If we are not able to manage our growth effectively, our business and financial condition could materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve our operational, financial and management controls, reporting systems and procedures. In addition, we must effectively expand, train and manage our employees and sub-distributors. We will be unable to manage our businesses effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. We may not be able to manage our growth and a failure to do so could have a material adverse effect on our business.

We may have difficulty managing the risks associated with conducting business in the Asia Pacific markets.

We are subject to operating risks associated with stem cells storage and the distribution of such services, including the related storage, transportation and disposition of human body tissue. These risks can either be mitigated or exacerbated as a result of governmental intervention through policy promulgation and implementation either in the stem cell storage sectors, or sectors which provide critical inputs, such as costs of natural gas, oil and other energy resources; stability of laws and regulations relating to stem cell storage; financial stimulus and re-balancing policies; and input and output pricing due to market factors and regulatory policies. Currently, we do not hold and do not intend to purchase insurance policies to protect revenue in the case that the above conditions cause a loss of revenue. If we are unable to manage the risks arising from unfavorable changes in any of the foregoing factors, our operations and financial condition may be adversely affected.

If the PRC government finds that the agreements that establish the distribution of stem cell storage services do not comply with PRC governmental regulations, we may have to cease operations.

We rely on contractual arrangements with Shanghai Kun Ai Biotechnology Co., Ltd., (“Kun Ai”) and Guangzhou Bai Ming Biotech Limited (Bai Ming”) to operate our distribution business. If such contractual arrangement are found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe consequences including (i) discontinuing or restricting our operations; (ii) imposition of conditions or requirements with which we may not be able to comply; or (iii) requirement that we restructure the relevant ownership structure or operation.

We rely on contractual arrangements with PRC legal entities, which may not be as effective in providing operational control. If we cannot maintain these arrangements, we may have to cease operations.

The contractual arrangements between Info-Nice Limited, Kun Ai and Bai Ming may not be as effective in providing us with control over our operations. Under the current contractual arrangements, if Kun Ai fails to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements and rely on legal remedies available under PRC law, which may not be effective to allow us to maintain our business operations. Additionally, many of these contractual arrangements are governed by PRC law and, accordingly, will be interpreted in accordance with PRC law, and any disputes would be resolved according to PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operations, and our ability to conduct our business may be negatively affected.

Risks Relating to the People’s Republic of China

Substantially all of our customer’s stem cells are cryo-preserved in China and substantially all of our revenues are derived from distributing such storage operations in China. Accordingly, our business, financial condition, results of operations, and prospects are subject, to a significant extent, to economic, political and legal developments in China.

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The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in the PRC, our liquidity and access to capital, and our ability to operate our business.

Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation has been significantly enhanced protections afforded to various forms of foreign investment in the PRC. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, because PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. Also, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations and our assets are located outside the United States. Furthermore, our directors and officer are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

Risks Related to Management, Stockholder Control and Regulatory Compliance

We depend heavily on key personnel, and the loss of such key personnel could harm our business

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Ms. Chi Man Ng, our President, Chief Executive Officer and Director; Mr. Edmund Ka Sing Yeung, our Chief Financial Officer, Treasurer, Secretary and Director; Mr. Guosheng Hu, our Chief Technology Officer and Director; and Mr. Chun-han Lin, our Director. The loss of any of their services could have a material adverse effect on us. We have not executed employment agreements with these persons and do not carry key-person life insurance on either of them.

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Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Ms. Chi Man Ng, our President, Chief Executive Officer and Director, beneficially owns 63.01% of our issued and outstanding common stock on a fully diluted basis through Magicstem Development Limited, a BVI corporation, and has the ability to influence control of our operations and all matters submitted to the stockholders for approval, including election of our board of directors, removal of any director, amendment of our articles of incorporation or bylaws, adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination, and authorization of proposed significant corporate transactions. Ms. Chi Man Ng may have interests that are different from yours and may support proposals and actions with which you may disagree or which are not in your interests. In addition, Ms. Chi Man Ng could use her voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as approvals of significant financing transactions. This concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our common stock.

Our management has limited experience in ensuring compliance with the regulatory requirements to which a public company is subject and, as a result, our costs of regulatory compliance may be greater than anticipated.

As a public company, we will be subject to numerous U.S. regulatory requirements, including regulations promulgated by the Securities and Exchange Commission, or SEC, and all additional listing requirements of OTCBB. Our management team has limited experience with operating as a public company and ensuring compliance with applicable regulations. We will be required to retain additional personnel and engage legal, accounting, investor relations and other professional assistance to ensure timely continued compliance with such regulatory requirements. Our failure to comply with reporting requirements and other provisions of securities laws could adversely affect the price of our securities, results of operations, cash flow and financial condition.

Risks Relating to Our Common Shares

Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of our common shares and make it difficult for our shareholders to resell their shares.

Our common shares are quoted on the OTC Markets service. Trading in shares quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

There is currently no active public trading market for shares of our common stock. There is no assurance that an active public market of our securities will develop or be sustained. The development and sustainability of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our common stock.

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Our share is a penny stock. Trading of our share may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our shares.

Our share is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FINRA sales practice requirements may also limit a shareholder's ability to buy and sell our share.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our share.

Sales of outstanding shares of our common stock into the market in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.

If our existing stockholders sell a large number of shares of our common stock or the public market perceives that these sales may occur, the market price of our common stock could decline. Upon the completion of this filing, we will have 15,870,200 shares of common stock outstanding on a fully diluted basis, among which 206,000 shares will be freely tradable without restriction, unless purchased by our affiliates. The remaining shares of our common stock outstanding after this offering will be restricted as a result of securities laws.

Because we do not intend to pay cash dividends, investors will likely have to sell their shares in order to realize their investment.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that our board of directors decides is relevant. As a result, investors may only receive a return on their investments in our common stock if the market price of our common stock increases.

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Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Our company was incorporated in the State of Nevada on October 25, 2012 under the name Cold Cam, Inc. On April 1, 2015, our company's board of directors approved a name change from Cold Cam, Inc. to Magicstem Group Corp, which was subsequently approved by the Financial Industry Regulatory Authority, or FINRA, and became effective with the OTC Markets at the opening of trading on May 4, 2015 under the symbol "MGGI".

On January 31, 2015, Yonekatsu Kato, formerly our company's sole officer and director, entered into a stock purchase agreement, pursuant to which he sold all of his 10,000,000 shares of our company's common stock (98% of our company's total outstanding common shares) to Magicstem Development Limited, a Seychelles corporation ("Magicstem Development") ultimately owned by Chi Man Ng, in a private transaction, for an aggregate purchase price of $50,000. Magicstem Development then owned 98% of our company's issued and outstanding shares of common stock at that time. The closing of the share purchase agreement created a change of control of our company.

On January 31, 2015, we further appointed Chi Man Ng as president, chief executive officer and director; Ka Sing Edmund Yeung as chief financial officer, treasurer, secretary and director; and Guosheng Hu as chief technology officer and director of our company. On July 21, 2015, our company appointed Chun-han Lin as a director and Chun-heng Lin as Group Senior Manager of our company, who was later replaced by Kit U Tang on April 1, 2016

Recent Developments

Upon inception of the company, we originally intended to develop a camera system to be placed on the inside of refrigerator doors. As a result of the change of control and the change in our management on January 31, 2015, our company investigated additional opportunities in an effort to enhance shareholder value. As of the closing date of the Share Exchange Agreement on October 11, 2016, pursuant to which we acquired 100% of the issued and outstanding capital stock of Info-Nice Limited in exchange for 5,664,200 shares of our common stock, the management decided it is in the best interest of the company to replace the prior business of refrigerator doors camera development with a distribution and agency business of mesenchymal stem cells cryopreservation services and stem cell banking facilities that is located in Shanghai City, PRC, and as a result have concluded the acquisition of Info-Nice.

The mesenchymal stem cells cryopreservation services and cell banking facilities that Info-Nice distributes is operating under the brand name “Asia Stem Cell Bank” and is physically located in Shanghai International Medical Zone, Shanghai City, PRC. Asia Stem Cell Bank is jointly operated by Shanghai Kun Ai Biotechnology Co., Ltd., (“Kun Ai”) a PRC corporation and Asia Stem Cell BK. Limited, a Hong Kong corporation.

Info-Nice was granted the distribution rights to cover APAC region including but not limited to China, Japan, Thailand, Malaysia and South Korea during the period January 1, 2016 to December 31, 2018, and such term shall subject to auto-renewal unless otherwise agreed by both parties. Guangzhou Bai Ming Biotech Limited, a PRC company wholly-owned by Mr. Guosheng Hu, the director and chief technology officer, shall be responsible for harvesting stem cells from the customers and the logistic fulfillment and delivery of cryo-preserved mesenchymal stem cells to the premises of Kun Ai in Shanghai.

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We plan to solicit customers from APAC Region who are willing to cyro-preserve, on a long-term basis, their own mesenchymal stem cells that could be harvested from one of the following six types of the customer’s human body tissues:

•	umbilical cord matrix;
•	placenta;
•	dental pulp;
•	menstrual blood;
•	adipose tissue; and
•	amnion tissue.

Principal Factors Affecting Our Financial Performance

Our operating results are or will be primarily affected by the following factors:

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Info-Nice, our subsidiary after the Closing of Share Exchange Agreement, is incorporated in Hong Kong and is subject to the Hong Kong Profits Tax at a standard income tax rate at 16.5% on the assessable income arising in Hong Kong during its tax period. Cumulative net operating losses can be carried forward to offset future taxable income at no expiration. No provision for Hong Kong profits tax has been made, as the Company did not earn any income subject to Hong Kong profits tax for the years ended October 31, 2015 and 2014.

Results of Operations

Comparison of Nine Months Ended July 31, 2016 and July 31, 2015

The following table sets forth key components of our results of operations during the nine month periods ended July 31, 2016 and 2015. As the acquisition of Info-Nice Limited by Magicstem Group Corp. was closed after the interim periods indicated, and Info-Nice was the only entity in our combined business that had operations, the results of operations below refer only to that of Info-Nice.

	For Nine Months Ended	For Nine Months Ended
	July 31, 2016	July 31, 2015
	Amount	Amount
Sales revenue	$3,183	Nil

Total operating expenses	217	218

Income (loss) from operations	2,966	(218)

Income taxes	(489)	Nil

Net income (loss)	$2,477	(218)

Sales Revenue. Our sales revenue increased to $3,183 in the nine months ended July 31, 2016 from $NIL in the same period in 2015. The increase in revenue was attributed mainly to the increase and expansion of our operations.

Gross Profit and Gross Margin. Our gross profit increased to $3,183 in the nine months ended July 31, 2016 from $NIL in the same period in 2015. Gross profit as a percentage of revenue was 100% and NIL% for the nine months ended July 31, 2016 and 2015, respectively. The increase in the gross margin was primarily the commencement of sales.

Administrative Expenses. Our administration expenses remained consistent and were nominal.

Income (Loss) Before Income Taxes. Our income before income taxes to $2,966 in the nine months ended July 31, 2016 from a loss before income taxes $218 in the same period in 2015. The reason for such increase was mainly due to increase in our sales and gross margin.

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Income Taxes. We incurred $489 income tax expenses in the nine months ended July 31, 2016 and $NIL in the same period in 2015. The increase was mainly due to commencement of sales.

Net Income. In the nine months ended July 31, 2016, we generated a net income of $2,477, an increase from a loss of $218 in the same period in 2015. This increase was primarily attributable to increase in our sales and gross margin.

Comparison of Year Ended October 31, 2015 to Year Ended October 31, 2014

The following table sets forth key components of our results of operations during the fiscal years ended October 31, 2015 and 2014. As the acquisition of Info-Nice Limited by Magicstem Group Corp. was entered into after October 31, 2015 and during the periods indicated, and Info-Nice was the only entity in our combined business that had operations, the results of operations below refer only to that of Info-Nice Limited.

	Fiscal Year Ended	Fiscal Year Ended
	October 31, 2015	October 31, 2014
	Amount	Amount
Sales revenue	Nil	Nil

Cost of sales	Nil	Nil

Gross profit	Nil	Nil

Total operating expenses	(304)	(806)

Loss from operations	(304)	(806)

Loss before income taxes	(304)	(806)

Income taxes	Nil	Nil

Net loss	$(304)	(806)

Sales Revenue. As we were in the start-up phase, we did not generate any sales revenues for the years ended October 31, 2015 and 2014.

Administrative Expenses. Our administration expenses remained consistent and nominal for the years ended October 31, 2015 and 2014.

Net Loss. In the fiscal years ended October 31, 2015 and 2014, we generated a net loss of $304 and $806 accordingly.

Liquidity and Capital Resources

As of July 31, 2016, we had cash and cash equivalents of $33,122, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations, augmented by short-term bank borrowings and equity contributions by our stockholders.

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The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flows

(all amounts in U.S. dollars)

	Nine Months Ended		Fiscal Year Ended
	July 31		October 31
	2016	2015	2015	2014
Net cash provided by operating activities	$7,278	(218)	(304)	(806)
Net cash provided by (used in) investing activities	Nil	Nil	Nil	Nil
Net cash provided by financing activities	25,831	231	304	819
Cash and cash equivalent at beginning of the period	13	13	13	Nil
Cash and cash equivalent at end of the period	$33,122	26	13	13

Operating activities

Net cash provided by operating activities was $7,278 for the nine months ended July 31, 2016, as compared to $218 net cash used in operating activities for the same period in 2015. The increase in net cash provided in operating activities was primarily due to an increase in sales.

Net cash used in operating activities was $304 for the year ended October 31, 2015, and also was $806 for 2014.

Investing activities

Net cash used in investing activities for the nine months ended July 31, 2016 was Nil and also was Nil for the same period of 2015. The company had no investing activities in the third quarter of 2016.

Net cash used in investing activities for the year ended October 31, 2015 was Nil, and also Nil in 2014.

Financing activities

Net cash provided by financing activities for the nine months ended July 31, 2016 was $25,831, and also was $231 for the same period of 2015. The increase in net cash provided in financing activities was primarily due to advance from a shareholder.

Net cash provided by financing activities for the year ended October 31, 2015 was $304, as compared to $819 cash provided by in financing activities in 2014.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, including loans, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favourable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Obligations under Material Contracts

According to the Distribution Agreement dated January 1, 2016 and executed between Info-Nice and Bai Ming, where Info-Nice received the distribution right of “Asia Stem Cell Bank” services to cover APAC region during the period January 1, 2016 to December 31, 2018, Info-Nice is responsible for collecting the customer payment, and it is allowed to deduct its own commission before paying back Bai Ming the net sales proceed within 30 days after receipt of such sales proceed.

In the same agreement, Info-Nice provided an indemnity to Bai Ming in such way that it will hold Bai Ming harmless, on demand, from and against all actual or alleged liabilities, claims, demands, losses, damages, taxes, costs, charges and expenses of any kind which may be incurred or suffered by Bai Ming and all actions and proceedings which may be brought by or against Bai Ming in connection with or arising out of dispute or misrepresentation in relation to the service agreement executed between the stem cell banking customers and Bai Ming.

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Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introduction.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

•	Use of estimates and assumptions

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Revenue recognition

The Company acts as an agent in the sales of stem cell cryo-preserved banking service. Commission fee income is recognized upon the completion of the delivery by the service provider to the final customers.

Sales are reported net of returns, discounts and allowances.

•	Income taxes

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying financial statements have been expressed in US$. Hong Kong Dollars (“HK$”) is functional currency as being the primary currency of the economic environment in which the Company operates.

Convenience translation of amounts from the local currency of the Company into US$ has been made at the pegged exchange rate at 0.129 for the respective period.

•	Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2016, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Chi Man Ng Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong	Common	10,000,000 (indirect)(2)	63%
Ka Sing Edmund Yeung Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong]	Common	Nil	Nil
Guosheng Hu Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong	Common	Nil	Nil
Chun-han Lin Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong	Common	Nil	Nil
Fong Sze Hung Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong	Common	4,879,200 (direct)	31%
Directors and Officers as a group	Common	14,879,200	94%
Magicstem Development Limited(2) Room 803, 8th Floor, Lippo Sun Plaza 28 Canton Road, Tsim Sha Tsui Hong Kong	Common	10,000,000	63%
All 5%+ Shareholders as a Group		10,000,000	63%

_______________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 1, 2016. As of October 1, 2016, there were 15,870,200 shares of our company’s common stock issued and outstanding.

(2)	Magicstem Development Limited is a company solely owned and controlled by Chi Man Ng.

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Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

At the Closing, Mr. Fong was duly appointed to the Board of Directors of the Company. For certain biographical and other information regarding the newly appointed director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Other than with respect to the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, as of the date of this report are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Chi Man Ng	President, Chief Executive Officer and Director	43	January 31, 2015
Ka Sing Edmund Yeung	Chief Financial Officer, Treasurer and Director	47	January 31, 2015
Guosheng Hu	Chief Technology Officer and Director	50	January 31, 2015
Fong Sze Hung	Director	30	October 11, 2016
Chun-han Lin	Director	43	July 21, 2015

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Chi Man Ng – President, Chief Executive Officer and Director

Ms. Chi Man Ng is currently the director of Zhong Shan Health Diagnostics Center coordinating with a team of professors for diagnostics of regenerative disease for patients. She is also with Technology of China as a specific service director of L.I.F.E. Recovery System of the American fully automatic energy check. Prior to that, she was the clinical application services director of the German Nattier Clinic of Regenerative Medicine during 2010 to 2014. Ms. Ng is expecting to receive her doctor's degree from Institute International de Commerce et de Distribution de Paris University in 2015.

Our company believes that Ms. Ng's professional background experience give her the qualifications and skills necessary to serve as a director and officer of our company.

Ka Sing Edmund Yeung – Chief Financial Officer, Treasurer, Secretary and Director

Mr. Ka Sing Edmund Yeung, is currently the project fund manager in the Hong Kong division of Agriculture Fund of China, a private equity fund specializing in Chinese agricultural industry, Mr. Yeung also acts as the executive general partner of Wisdom Strategies Private Equity which he founded in 2012. Furthermore Mr. Yeung has been the chief executive officer of JE Bullion Investment Limited, since 2009; and a business consultant for Sky Legend Consulting Limited, since 2010.

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Our company believes that Mr. Yeung's professional background experience give him the qualifications and skills necessary to serve as a director and officer of our company.

Guosheng Hu – Chief Technology Officer and Director

Mr. Guosheng Hu, is currently the chief technology director of Magicstem Biotech Company Limited, a company incorporated in Guangzhou, China, responsible for full time research and case study of patients. Prior to that, he was the translational medicine service director in Zhong Shan University Da An Gene Co. Limited, an incorporation of Guangzhou, China, during the period 2009 to 2014. He was appointed as the assistant professor of Zhong Shan University during 2002-2008. Mr. Hu is the holder of two Doctor Degrees in Clinical Informatics and Medical Information Science from Hunan College of Medicine of China, in 1987, and in Chinese Medicine from Beijing Institute of Chinese Medicine of China in 2005, respectively.

Our company believes that Mr. Hu's professional background experience give him the qualifications and skills necessary to serve as a director and officer of our company.

Chun-han Lin – Director

Mr. Chun-han Lin has experience in integrating business model building and management training. He is working as Chief Operating Officer of Guangzhou Bai Ming Biotech Limited, an incorporation of the People's Republic of China (a company owned by Guosheng Hu, a director of our company) starting 2015. In 2009 Mr. Lin founded MagicNLP Management Consultants Company, Limited, a Taiwan incorporation that is operating currently and delivered Neuro-Linguistic Programming ("NLP") curriculum in People's Republic of China, Hong Kong, Republic of China, Singapore and Malaysia. During 2006 to 2007, he also worked as the Vice Manager in the New Development Department of Honyi Group, a Taiwan listed company with trading code 4530. Mr. Li received his bachelor degree of Arts in Faculty of Public Affairs, Tamkang University in 1996.

Our company believes that Mr. Lin's professional background experience give him the qualifications and skills necessary to serve as a director of our company.

Fong Sze Hung – Director

Fong Sze Hung brings to Magicstem Group Corp. strategic planning and projects operation skills that leverage on his past working experience in the Chinese and Overseas trading business and project financing since 2009. Since 2015 until the present, Fong is the Managing Director of Agricultural Fund of China, as well as a director of FlexFuel (Hong Kong) Limited, M&A Fund for One Belt One Road and M3 Fortune Capital Group. He is also currently a director of Demand Media Limited starting from 2013. Starting from 2011 until the present, he is vice president of MCM Global Group. During 2009 to 2013, he was a director of S H Trading & Marketing Limited. Fong received his Diploma of Commerce in School MIBT Australia in 2007.

Our company believes that Mr. Fong’s professional background experience give him the qualifications and skills necessary to serve as a director of our company.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except that Mr. Ka Sing Edmund Yeung is the director and Chief Financial Officer of ME Renewal Energy Corporation, a Nevada company trading on OTCMarkets under the symbol MEPW.

Significant Employees

Other than the foregoing named officers and directors, we do not have any employees who are key to our business and operations.

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Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Code of Ethics

We have not yet adopted a code of ethics that applies to officers and directors, or persons performing similar functions because we are in the start-up phase and are in the process of establishing our operations. We plan to adopt a code of ethics as and when our company grows to a sufficient size to warrant such adoption.

Committees of the Board

All proceedings of our directors were conducted by resolutions consented to in writing by the director and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have any written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our sole director.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The sole director believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our director assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president at the address appearing on the first page of this annual report.

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Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended October 31, 2015 and 2014

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Fong Sze Hung, CEO(1)	2015	0	0	0	0	0	0
	2014	0	0	0	0	0	0

Chi Man Ng, CEO and President (2)	2015	0	0	0	0	0	0
	2014	0	0	0	0	0	0

Ka Sing Edmund Yeung CFO	2015	0	0	0	0	0	0
	2014	0	0	0	0	0	0

________________

(1)

On October 11, 2016, we acquired Info-Nice Limited in an acquisition transaction that was structured as a share exchange and in connection with that transaction. Prior to the effective date of the acquisition, Mr. Fong served as the Chairman, CEO and President of Magicstem Group Corp.'s subsidiary Info-Nice Limited. The annual, long term and other compensation shown in this table include the amount Mr. Fong received from such subsidiaries prior to the consummation of the reverse acquisition.

(2)	Chi Man Ng will continue as our CEO and President upon the closing of the acquisition of Info-Nice Limited on Closing.

Summary of Employment Agreements and Material Terms

There are no current employment agreements between the company and its executive officers. Our executive officers and directors have agreed to work without remuneration until such time as we receive revenues that are sufficiently necessary to provide proper salaries to the officer and compensate the director for participation. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by company.

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Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal year ended October 31, 2015 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended October 31, 2015.

Option Exercises

During our fiscal year ended October 31, 2015 there were no options exercised by our named officers.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to July 31, 2016. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plan. We also do not have an equity compensation plan and do not currently plan to implement such a plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended October 31, 2015, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Director Independence

We currently act with five directors consisting of Chi Man Ng, Ka Sing Edmund Yeung, Chun-han Lin, Guosheng Hu and Fong Sze Hung. We have determined that Chun-han Lin is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

31

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth herein, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Markets under the trading symbol “MGGI”. We cannot assure you that there will be a market in the future for our common stock.

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

As of October 11, 2016 our shares have not traded.

Holders

As of October 11, 2016 there were approximately 5 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company's common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

33

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Columbia Stock Transfer. Their mailing address is 1869 E. Seltice Way, Suite 292, Post Falls, ID 83854.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

34

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•	The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

•	The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements related to account principles or practices, financial statement disclosure, internal controls or auditing scope or procedural during our last two fiscal years and interim periods.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On October 11, 2016, we issued 5,664,200 shares of our common stock collectively to Mr. Fong Sze Hung, the sole shareholder of Info-Nice Limited (as to 4,879,200 shares), and 785,000 to one other individual. The total consideration for the 5,664,200 shares of our common stock was 100 shares of Info-Nice Limited, which is all the issued and outstanding capital stock of Info-Nice Limited. The number of our shares issued for the acquisition of Info-Nice Limited was determined based on an arm’s-length negotiation. The issuance of our shares to Mr. Fong Sze Hung and the additional party was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The shareholders were not US persons, as defined in Regulation S, and were not acquiring the securities for the account or benefit of a US person.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

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ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In connection with the acquisition of Info-Nice Limited, Mr. Fong Sze Hung, acquired 31% of the total outstanding shares of our capital stock, which consisted of 31% total voting power of all our outstanding voting securities. At the closing Mr. Fong was duly appointed to the Board of Directors of the company.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As of the date of this Current Report, the company has five directors, none of which are independent. At the closing, Mr. Fong was duly appointed to the Board of Directors of the company. For certain biographical and other information regarding the newly appointed director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Incorporated herein by reference are:

•	Audited consolidated financial statements of Magicstem Group Corp. at October 31, 2015 and October 31, 2014 and unaudited consolidated interim financial statements of Magicstem Group Corp. for the nine months ended July 31, 2016 and 2015.

Filed herewith are:

•	Audited financial statements of Info-Nice Limited at October 31, 2015 and October 31, 2014 and for years ended October 31, 2015 and 2014, and unaudited condensed financial statements of Info-Nice Limited at July 31, 2016 and for the nine months ended July 30, 2016 and 2015.

(b) Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Magicstem Group Corp. and its subsidiaries.

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(d) Exhibits

Exhibit No.	Document Description
(3)	(i) Articles of Incorporation; (ii) By-laws
3.1	Articles of Incorporation ( Incorporated by reference to our Registration Statement on Form S-1 filed on January 25, 2013)
3.2	By-Laws ( Incorporated by reference to our Registration Statement on Form S-1 filed on January 25, 2013)
3.3	Articles of Merger filed with the Nevada Secretary of State on April 17, 2015 with an effective date of July 31, 2015. (Incorporated by reference to our Current Report on Form 8-K filed May 5, 2015)
(10)	Material Contracts
10.1

Share Exchange Agreement dated September 20, 2016 among Magicstem Group Corp., Info-Nice Limited, and the Selling Shareholder of Info-Nice Limited. (Incorporated by reference to our Current Report on Form 8-K filed September 26, 2016)

10.2	Distribution Agreement dated January 1, 2016 between Info-Nice Limited and Guangzhou Bai Ming Biotech Limited. (Filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2016

MAGICSTEM GROUP CORP.

By:	/s/ Chi Man Ng
Chi Man Ng
President, Chief Executive Officer and Director

38

INDEX TO FINANCIAL STATEMENTS

Page

Audited Consolidated Financial Statements for Info-Nice Limited as of October 31, 2015 and 2014 and for the period from inception and unaudited Consolidated Financial Statement for the nine months ended July 31, 2016 and 2015.

Report of Independent Registered Public Accounting Firm	F-4
Balance Sheets	F-5
Statements of Operations	F-6
Statements of Cash Flows	F-7
Statements of Changes in Stockholders Deficit	F-8
Notes to Financial Statements	F-9

UNAUDITED PRO FORMA INFORMATION FOR MAGICSTEM GROUP CORP.
Balance Sheet as of July 31, 2016	F-15
Statement of Operations for the nine months ended July 31, 2016	F-16
Balance Sheet as of October 31, 2015	F-17
Statement of Operations for the year ended October , 2015	F-18
Notes to Financial Statements	F-19

F-1

INFO-NICE LIMITED

Financial Statements

For The Year Ended October 31, 2015 And

The Period from July 3, 2014 (its inception) through October 31, 2014

(With Report of Independent Registered Public Accounting Firm Thereon)

HKCMCPA COMPANY LIMITED

Certified Public Accountants

F-2

INFO-NICE LIMITED

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Info-Nice Limited

We have audited the accompanying balance sheets of Info-Nice Limited (“the Company”) as of October 31, 2015 and 2014, the related statements of operations and comprehensive loss, cash flows and changes in stockholders’ deficit for the year ended October 31, 2015 and the period from July 3, 2014 (inception) through October 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended October 31, 2015 and the period from July 3, 2014 (inception) through October 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred continuous losses and has a capital deficit, all of which raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"HCCMCPA Company Ltd."

Certified Public Accountants

October 11, 2016

F-4

INFO-NICE LIMITED

BALANCE SHEETS

AS OF OCTOBER 31, 2015 AND 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of October 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$13	$13

Total assets	13	13

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Amount due to a shareholder	1,110	806

Total liabilities	$1,110	$806

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Ordinary share, $0.129 par value, 100 shares issued and outstanding, as of October 31, 2015 and 2014, respectively	$13	$13
Accumulated deficit	(1,110)	(806)

	(1,097)	(793)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13	$13

See accompanying notes to financial statements.

F-5

INFO-NICE LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

	Year ended October 31, 2015	Period from July 3, 2014 (inception) through October 31, 2014

Revenue	$-	$-

Operating expenses:
General and administrative expenses	304	806
Total operating expenses	304	806

LOSS FROM OPERATION	(304)	(806)

Income tax expense	-	-

NET LOSS	$(304)	$(806)

See accompanying notes to financial statements.

F-6

INFO-NICE LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”))

	Year ended October 31, 2015	Period from July 3, 2014 (inception) through October 31, 2014

Cash flow from operating activities:
Net loss	$(304)	$(806)

Net cash used in operating activities	(304)	(806)

Cash flow from financing activities:
Issue of ordinary shares	-	13
Advance from a shareholder	304	806
Net cash from financing activities	304	819

Net change in cash and cash equivalents	-	13

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR/PERIOD	13	-

CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$13	$13

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements.

F-7

INFO-NICE LIMITED

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Accumulated	Total stockholders’
	No. of shares	Amount	deficit	deficit

Balance as of July 3, 2014	100	$13	$-	$13

Net loss for the period	-	-	(806)	(806)

Balance as of October 31, 2014	100	$13	$(806)	$(793)

Net loss for the year	-	-	(304)	(304)

Balance as of October 31, 2015	100	$13	$(1,110)	$(1,097)

See accompanying notes to financial statements.

F-8

INFO-NICE LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Info-Nice Limited (the “Company”) is a start-up company and has yet generated or realized any revenue from its business operation. The Company’s operation is mainly focused on the agency and distribution of stem cell cryo-preserved banking service in Asia Pacific region.

The Company was incorporated and registered as a private limited liability company at its inception on July 3, 2014 in Hong Kong. Pursuant to its Articles of Association, the issued share capital is 1Hong Kong Dollars, denoted by HK$, representing the number of 1 share with a par value of HK$1 (equivalent to US$0.129). On August 12, 2014, 99 shares of ordinary shares were issued by the Company for cash amount of HK$99 with a par value of HK$1 to two individuals. On October 5, 2015, 100 shares of the Company’s ordinary shares were sold and transferred to Mr FONG Sze Hung. As of October 31, 2015, the sole shareholder of the Company is Mr FONG Sze Hung.

The Company’s fiscal year end is October 31.

2. GOING CONCERN UNCERTAINTIES

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As shown in the accompanying financial statements as at October 31, 2015, the Company experienced continuous losses from its inception and suffered from the accumulated losses of $1,110 and a negative net current deficit of $304. In addition, the Company is in a development stage, has yet commercialized its planned business and has not generated any revenues from its business operations.

The continuation of the Company is dependent upon the continuing financial support of its shareholders. Management believes this funding will continue, and is also actively seeking new investors to obtain the additional fund to finance its mining exploration activities. Management believes the existing stockholders will provide the additional cash to meet the Company’s obligations as they become due. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the year/period reported. Actual results may differ from these estimates.

F-9

INFO-NICE LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Income taxes

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the year ended October, 31 2015 and the period from July 3, 2014 (inception) through October 31, 2014.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying financial statements have been expressed in US$. Hong Kong Dollars (“HK$”) is functional currency as being the primary currency of the economic environment in which the Company operates.

Convenience translation of amounts from the local currency of the Company into US$ has been made at the pegged exchange rate at 0.129 for the respective year/period.

•	Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-10

INFO-NICE LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-11

INFO-NICE LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4. AMOUNT DUE TO A SHAREHOLDER

As of October 31, 2015 and 2014, amount due from a shareholder, Mr. FUNG Sze Hung, which was unsecured, interest-free and due upon demand. Imputed interest from related party loan is not significant.

5. STOCKHOLDERS’ EQUITY

Pursuant to its Memorandum and Articles of Association, the issued ordinary share is HK$100, representing the number of 100 shares with a par value of HK$1, equal to US$0.129.

As of October 31, 2015 and 2014, the total number of outstanding and issued shares was 100 and 100, respectively.

6. INCOME TAX

The Company is incorporated in Hong Kong and is subject to the Hong Kong Profits Tax at a standard income tax rate at 16.5% on the assessable income arising in Hong Kong during its tax period.

As of October 31, 2015, the Company incurred $1,110 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $183 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-12

INFO-NICE LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

THE PERIOD FROM JULY 3, 2014 (INCEPTION) THROUGH OCTOBER 31, 2014

(Currency expressed in United States Dollars (“US$”), except for number of shares)

7. PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Mongolia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the year ended October 31, 2015 and the period from July 3, 2014 (inception) through October 31, 2014, the Company had no employees and no contributions were made accordingly.

8. RELATED PARTY TRANSACTIONS

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the year/period presented.

9. COMMITMENTS AND CONTINGENCIES

(a) Operating lease commitments

As of October 31, 2015 and 2014, the Company has no commitments under operating leases.

(b) Capital commitment

As of October 31, 2015 and 2014, the Company has no capital commitments in the next twelve months.

10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after October 31, 2015, up through the date the Company issued the audited financial statements. During the period, the Company did not have any material recognizable subsequent events, except for:

On September 20, 2016, the shareholder of the Company entered into the Share Exchange Agreement (the “Agreement”) with Magicstem Group Corp. Pursuant to the Agreement, the shareholder of the Company transferred 100% of the issued and outstanding capital stock of Info-Nice Limited in exchange for 5,664,200 shares of the common stock of Magicstem Group Corp, par value $0.001. Upon the closing of the Agreement, the Company became a wholly-owned subsidiary of Magicstem Group Corp,.

F-13

INFO-NICE LIMITED (Unaudited) Condensed Financial Statements For The Nine Months Ended July 31, 2016 And 2015

F-14

INFO-NICE LIMITED

CONDENSED BALANCE SHEETS

AS OF JULY 31, 2016 AND OCTOBER 31, 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	July 31, 2016	October 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$33,122	$13

Total assets	33,122	13

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued liabilities and other payables	4,312	-
Amount due to a shareholder	26,941	1,110
Income tax payable	489	-

Total liabilities	$31,742	$1,110

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary share, $0.129 par value, 100 shares issued and outstanding, as of July 31, 2016 and October 31, 2015, respectively	$13	$13
Retained earnings (accumulated deficit)	1,367	(1,110)

	1,380	(1,097)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$33,122	$13

See accompanying notes to financial statements.

F-15

INFO-NICE LIMITED

CONDENSED STATEMENTS OF OPERATIONS INCOME (LOSS)

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended July 31,
	2016	2015

Revenue	$3,183	$-

Operating expenses:
General and administrative expenses	(217)	(218)
Total operating expenses	(217)	(218)

INCOME (LOSS) FROM OPERATION	2,966	(218)

Income tax expense	(489)	-

NET INCOME (LOSS)	$2,477	(218)

See accompanying notes to condensed financial statements.

F-16

INFO-NICE LIMITED

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended July 31,
	2016	2015

Cash flow from operating activities:
Net income (loss)	$2,966	$(218)

Change in operating assets and liabilities:
Accounts payable and accrued liabilities	4,312	-
Net cash generated from (used in) operating activities	7,278	(218)

Cash flow from financing activities:
Advance from a shareholder	25,831	231

Net cash from financing activities	25,831	231

Net change in cash and cash equivalents	33,109	13

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13	13

CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,122	$26

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to condensed financial statements.

F-17

INFO-NICE LIMITED

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED OCTOBER 31, 2015 AND

FOR THE NINE MONTHS ENDED JULY 31, 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Ordinary share		Accumulated	Total stockholders’
	No. of shares	Amount	deficit	deficit

Balance as of 1 November 2014 (Audited)	100	$13	$(806)	$(793)

Net loss for the year	-	-	(304)	(304)

Balance as of October 31, 2015 (Audited)	100	$13	$(1,110)	$(1,097)

Net income for the period	-	-	2,477	2,477

Balance as of July 31, 2016 (Unaudited)	100	$13	$1,367	$1,380

See accompanying notes to condensed financial statements.

F-18

INFO-NICE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of October 31, 2015 which has been derived from the audited financial statements and these unaudited condensed financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended July 31, 2016 are not necessarily indicative of the results to be expected for the entire fiscal year ending October 31, 2016 or for any future period.

These unaudited financial statements and notes thereto should be read in conjunction with the audited financial statements for the year ended October 31, 2015.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

Info-Nice Limited (the “Company”) is a start-up company and has yet generated or realized any revenue from its business operation. The Company’s operation is mainly focused on the agency and distribution of stem cell cryo-preserved banking service in Asia Pacific region. The Company commenced its operation during these nine months ended July 31, 2016.

The Company was incorporated and registered as a private limited liability company at its inception on July 3, 2014 in Hong Kong. Pursuant to its Articles of Association, the issued share capital is 1Hong Kong Dollars, denoted by HK$, representing the number of 1 share with a par value of HK$1 (equivalent to US$0.129). On August 12, 2014, 99 shares of ordinary shares were issued by the Company for cash amount of HK$99 with a par value of HK$1 to two individuals. On October 5, 2015, 100 shares of the Company’s ordinary shares were sold and transferred to Mr FONG Sze Hung. As of July 31, 2016, the sole shareholder of the Company is Mr FONG Sze Hung.

The Company’s fiscal year end is October 31.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed financial statements and notes.

•	Basis of presentation

These accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

F-19

INFO-NICE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Revenue recognition

The Company acts as an agent in the sales of stem cell cryo-preserved banking service. Commission fee income is recognized upon the completion of the delivery by the service provider to the final customers.

Sales are reported net of returns, discounts and allowances.

•	Income taxes

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollars ("US$") and the accompanying financial statements have been expressed in US$. Hong Kong Dollars (“HK$”) is functional currency as being the primary currency of the economic environment in which the Company operates.

Convenience translation of amounts from the local currency of the Company into US$ has been made at the pegged exchange rate at 0.129 for the respective period.

F-20

INFO-NICE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-21

INFO-NICE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 4 – AMOUNT DUE TO A SHAREHOLDER

As of July 31, 2016, amount due from a shareholder, Mr. FUNG Sze Hung, which was unsecured, interest-free and due upon demand. Imputed interest from related party loan is not significant.

NOTE 5 – STOCKHOLDERS’ EQUITY

Pursuant to its Memorandum and Articles of Association, the issued ordinary share is HK$100, representing the number of 100 shares with a par value of HK$1, equal to US$0.129.

As of July 31, 2016, the total number of outstanding and issued shares was 100.

F-22

INFO-NICE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JULY 31, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

NOTE 6 – INCOME TAX

The Company is incorporated in Hong Kong and is subject to the Hong Kong Profits Tax at a standard income tax rate at 16.5% on the assessable income arising in Hong Kong during its tax period.

NOTE 7 – RELATED PARTY TRANSACTIONS

Apart from the transactions and balances detailed elsewhere in these accompanying financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

(a) Operating lease commitments

As of July 31, 2016, the Company has no commitments under operating leases.

(b) Capital commitment

As of July 31, 2016, the Company has no capital commitments in the next twelve months.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date the financial statements were issued and filed with this Form 8-K. There were no subsequent events that required recognition or disclosure, except for:

On September 20, 2016, the shareholder of the Company entered into the Share Exchange Agreement (the “Agreement”) with Magicstem Group Corp. Pursuant to the Agreement, the shareholder of the Company transferred 100% of the issued and outstanding capital stock of Info-Nice Limited in exchange for 5,664,200 shares of the common stock of Magicstem Group Corp, par value $0.001. Upon the closing of the Agreement, the Company became a wholly-owned subsidiary of Magicstem Group Corp,.

F-23

MAGICSTEM GROUP CORP.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JULY 31, 2016

(Unaudited)

	Historical	Historical			Pro Forma
	Magicstem Group Corp.	Info-Nice Limited	Pro Forma Adjustments		Condensed Combined

ASSETS
Current assets:
Cash and cash equivalents	$13,111	$33,122			$46,233
Prepayments and deposits	9,133	-			9,133

Total current assets	22,244	33,122			55,366

TOTAL ASSETS	$22,244	$33,122			55,366

LIABILITIES AND STOCKHOLDERS’EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,052	4,312			5,364
Amounts due to related parties	91,602	26,941			118,543
Income tax payable	-	489			489

Total current liabilities	92,654	31,742			124,396

Total liabilities	92,654	31,742			124,396

Stockholders’ equity:
Common stock, par value	10,206	13	5,651	(a)	15,870
Additional paid-in capital	37,563	-	(37,563	)(b)	-
Accumulated deficit	(118,179)	1,367	31,912	(b)	(84,900)

Total stockholders’ (deficit) equity	(70,410)	1,380			(69,030)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,244	$33,122			$55,366

F-24

MAGICSTEM GROUP CORP.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE NINE MONTHS ENDED JULY 31, 2016

(Unaudited)

	Historical	Historical		Pro Forma
	Magicstem Group Corp.	Info-Nice Limited	Pro forma Adjustment	Condensed Combined

Revenues, net	$-	$3,183		3,183

Operating expenses:
General and administrative expenses	(28,954)	(217)		(29,171)
Total operating expenses	(28,954)	(217)		(29,171)

(LOSS) INCOME BEFORE INCOME TAXES	(28,954)	2,966		(25,988)

Income tax expense		(489)		(489)

NET (LOSS) INCOME	$(28,954)	$2,477		(26,477)

F-25

MAGICSTEM GROUP CORP.,

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF JULY 31, 2016

(Unaudited)

NOTE 1 – BACKGROUND OF ORGANISATION

On September 20, 2016, Magicstem Group Corp., or the Company or MGGI, and Info-Nice Limited or INL, consummated a Share Exchange Agreement (the “Share Exchange Agreement”). In connection with the Share Exchange Transaction, the Company issued 5,664,200 shares of its Common Stock in acquiring 100% in the equity shares of INL. Upon completion of the Share Exchange Transaction, the prior shareholders of INL then owned approximately 35.69% of the Common Stock of MGGI.

NOTE 2 – BASIS OF PRESENTATION

Because MGGI is a shell company, INL will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, INL is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of MGGI. Accordingly, the consolidated assets, liabilities and results of operations of INL will become the historical financial statements of INL, and MGGI’s assets, liabilities and results of operations will be consolidated with INL beginning on the acquisition date. These pro forma financial statements are presented as a continuation of INL.

The pro forma balance sheet as of July 31, 2016 is based on the historical financial statements of MGGI after giving effect to INL’s acquisition of MGGI as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of July 31, 2016 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with INL’s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K for the year ended October 31, 2015 and for the period ended July 31, 2016 as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on July 31, 2016, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between INL and MGGI since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on July 31, 2016 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To reflect the issuance of 5,566,200 shares of common stock of MGGI for the acquisition of 100% of INL outstanding capital stock

(b)	To reflect the recapitalization of MGGI

NOTE 4 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share, giving effect to the merger transaction has been computed as follows:

Net loss	$26,477
Net loss per share – Basic and diluted	$0.00

Weighted average number of shares deemed issued and outstanding	15,870,200

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